Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Robert Bredahl, Tonya L. Marshall and Christopher S. Coleman, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, the Registration Statement on Form S-8 to be filed with respect to the registration of up to 21,627,906 Common Shares, par value $0.10 per share, of Third Point Reinsurance Ltd., issuable under the Third Point Reinsurance Ltd. Share Incentive Plan, and Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan, and any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John R. Berger John R. Berger	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 20, 2013

/s/ J. Robert Bredahl J. Robert Bredahl	Chief Financial Officer and Chief Operating Officer	August 7, 2013

/s/ Christopher S. Coleman Christopher S. Coleman	Chief Accounting Officer	August 20, 2013

/s/ Christopher L. Collins Christopher L. Collins	Director	August 20, 2013

/s/ Steven E. Fass Steven E. Fass	Director	August 2, 2013

/s/ Mary R. Hennessy Mary R. Hennessy	Director	August 1, 2013

/s/ William Spiegel William Spiegel	Director	August 1, 2013

/s/ Joshua L. Targoff Joshua L. Targoff	Director	August 1, 2013